        Exhibit 99.1

                              Joint Filer Information

Names:   Fulcrum Growth Partners, L.L.C.
   Michael R. McCarthy

Address:  c/o McCarthy Group, Inc.
   1125 South 103 Street, Suite 450
   Omaha, NE 68124

Designated Filer: McCarthy Group, Inc.
Issuer & Ticker Symbol: Cabela's Incorporated (CAB)

Date of Event Requiring Statement: August 13, 2004

4,753,226 shares of the voting common stock of  the Issuer reported on this Form 4 are held of record by Fulcrum Growth Partners, L.L.C.  As the managing member of
Fulcrum Growth Partners, L.L.C., McCarthy Group, Inc., may be deemed the beneficial owner of such shares of the Issuer owned by Fulcrum Growth Partners, L.L.C.  Each
Reporting Person, other than Fulcrum Growth Partners, L.L.C., disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

3,058,328 shares of the voting common stock of the Issuer reported on this Form 4 are held of record by Outdoor Investors, L.P.  As the sole general partner of
Outdoor Investors, L.P., Outdoor G.P., LLC, an indirectly wholly owned subsidiary of McCarthy Group, Inc., may be deemed the beneficial owner of such shares owned by
Outdoor Investors, L.P.   Each Reporting Person disclaims beneficial ownership of
these securities except to the extent of his or its pecuniary interest therein.

253,393 shares of the voting common stock of the Issuer reported on this Form 4 are held of record by Outdoor, G.P., LLC.  Each Reporting Person disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

1,820,437 shares of the non-voting common stock of the Issuer reported on this Form 4
are held of record by McCarthy Group, Inc.   Each Reporting Person, other than
McCarthy Group, Inc.,  disclaims beneficial ownership of these securities except to the extent of his or its pecuniary interest therein.

Mr. McCarthy, as the Chairman and principal shareholder of McCarthy Group, Inc., may be deemed to share beneficial ownership of any securities of the Issuer that McCarthy
Group, Inc., beneficially owns or may be deemed to beneficially own.  Mr. McCarthy is a director of the Issuer.

Signatures:    FULCRUM GROWTH PARTNERS, L.L.C.
      By:  McCarthy Group, Inc.

     /s/ Margaret L. Doyle
     ___________________________________

     Margaret L. Doyle, Attorney-in-Fact
     Date:  August 16, 2004

     /s/ Margaret L. Doyle
     ____________________________________
     Margaret L. Doyle as Attorney-in-Fact for
     Michael R. McCarthy
     Date: August 16, 2004